UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2013

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
On April 10, 2013, Sensata Technologies B.V. (the “Issuer”), an indirect, wholly-owned subsidiary of Sensata Technologies Holding N.V. (“STHNV”), entered into a purchase agreement (the “Purchase Agreement”) among the Issuer, the guarantors named therein and Morgan Stanley & Co. Incorporated and Barclays Capital Inc., as representatives of the several initial purchasers (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Issuer has agreed to sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Issuer, $500 million in aggregate principal amount of 4.875% senior notes due 2023 (the "Notes"). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuer and the guarantors, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Notes is expected to close on April 17, 2013, subject to customary closing conditions.

Item 8.01	Other Events.
On April 10, 2013, STHNV issued a press release announcing that the Issuer intended to offer, subject to market and other customary conditions, $400 million in aggregate principal amount of senior notes due 2023. Subsequently, on April 10, 2013, in connection with the execution of the Purchase Agreement, the Issuer and the Initial Purchasers agreed to increase the size of the offering to $500 million, and STHNV issued a press release announcing that the Issuer had priced the Notes in connection with a private offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The closing of the offering is expected to occur on April 17, 2013, subject to customary closing conditions. The Issuer intends to use the net proceeds from the offering of the Notes together with cash on hand to (1) repay approximately $700 million of existing term loans under the senior secured credit facilities, (2) pay all accrued interest on such indebtedness and (3) pay all fees and expenses in connection with the sale of the Notes and the repayment of such indebtedness. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.
The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	April 10, 2013 press release entitled “Sensata Technologies Announces Offering of $400 Million of Senior Notes due 2023.”
99.2	April 10, 2013 press release entitled “Sensata Technologies Announces Pricing of $500 Million of Senior Notes due 2023.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: April 11, 2013	Name: Jeffrey Cote
Title: Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	April 10, 2013 press release entitled “Sensata Technologies Announces Offering of $400 Million of Senior Notes due 2023.”
99.2	April 10, 2013 press release entitled “Sensata Technologies Announces Pricing of $500 Million of Senior Notes due 2023.”

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